Exhibit 10.62

LOCK-UP AGREEMENT

November 12, 2019

Ladenburg Thalmann & Co. Inc.,

acting as representative to the several underwriters named in Schedule I to the underwriting agreement:

Re:	Underwriting Agreement, to be entered into by and between Viveve Medical, Inc. and Ladenburg Thalmann & Co. Inc. acting as representative to the several underwriters named in Schedule I thereto

Ladies and Gentlemen:

Each of the undersigned, severally and not jointly, irrevocably agrees with the Company that, from the date hereof until one (1) year following the date of the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between Viveve Medical, Inc. (the “Company”) and Ladenburg Thalmann & Co. Inc. (the “Representative”), acting as representative to the several underwriters (such period, the “Restriction Period” and the underwriters collectively, the “Underwriters”)) for the underwritten public offering of Class A units of the Company consisting of shares of common stock and warrants to purchase common stock and Class B Units of the Company consisting of shares of Series A Preferred Stock and warrants to purchase common stock, as set forth in the Form S-1 File No.: 333-233639 (the “Offering”), the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate (as defined in the Underwriting Agreement) of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any shares of common stock of the Company or securities convertible, exchangeable or exercisable into, shares of common stock of the Company beneficially owned, held or hereafter acquired by the undersigned (the “Securities”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

Notwithstanding the foregoing, and subject to the conditions below, each of the undersigned may transfer its Securities pursuant to clauses (i) through (iii) below without the prior written consent of the Representative, provided that (1) in the case of any transfer pursuant to clause (i), (a) no filing under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Securities shall be required and (b) no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be voluntarily made by the undersigned, in the case of both clauses (a) and (b), during the Restriction Period, other than Forms 5, Schedules 13G and Schedules 13F; and (2) in the case of any transfer pursuant to clauses (ii) through (iii), (a) the Representative receives a signed letter agreement, substantially in the form of this letter agreement, for the balance of the Restriction Period from each donee, trustee, distributee or transferee, as the case may be, (b) no filing under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Securities shall be required during the Restriction Period, other than Forms 5, Schedules 13G and Schedules 13F and (c) no filing under Section 13 of Section 16(a) of the Exchange Act or other public announcement shall be voluntarily made by the undersigned or the transferee during the Restriction Period, other than Forms 5, Schedules 13G and Schedules 13F:

(i)	transactions relating to shares of Common Stock or other securities acquired in the Offering or in the open market after the completion of the Offering; or

(ii)

bona fide gift or gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that the undersigned notifies the Representative at least two business days prior to the proposed transfer or disposition; or

(iii)	the exercise of warrants or conversion of preferred stock; provided that the restrictions herein shall apply to shares of Common Stock issued upon such exercise.

In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the transfer agent of the Company from effecting any actions in violation of this letter agreement. The Representative may consent to an early release from the Restriction Period if, in its sole and absolute discretion, the market for the Securities would not be adversely impacted by sales and in cases of financial emergency. The restrictions contained in this letter agreement shall not apply to the Securities to be sold pursuant to the Underwriting Agreement on behalf of the undersigned, if any.

Each of the undersigned, severally and not jointly, acknowledges that the execution, delivery and performance of this letter agreement is a material inducement to each Underwriter to perform under the Underwriting Agreement and that each Underwriter (which shall be a third party beneficiary of this letter agreement) and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. Each of the undersigned, severally and not jointly, hereby represents that it has the power and authority to execute, deliver and perform this letter agreement, that the undersigned has received adequate consideration therefor and that it will indirectly benefit from the closing of the transactions contemplated by the Underwriting Agreement.

This letter agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, the Representative and each of the undersigned. This letter agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each of the undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this letter agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. Each of the undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Underwriting Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Each of the undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of the undersigned, severally and not jointly, agrees and understands that this letter agreement does not intend to create any relationship between the undersigned and each Underwriter and that no issuance or sale of the Securities is created or intended by virtue of this letter agreement.

This letter agreement shall be binding on successors and assigns of each undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Underwriters.

This letter agreement shall automatically terminate, and each of the undersigned shall be released from its obligations hereunder, upon the earliest to occur, if any, of (i) the Company advising the Representative in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the executed Underwriting Agreement being terminated prior to the closing of the Offering (other than the provisions thereof that survive termination), and (iii) December 20, 2019, in the event that the Underwriting Agreement has not been executed by such date.

*** SIGNATURE PAGE FOLLOWS***

This letter agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Crg PARTNERS III L.P.

By Crg PARTNERS III GP L.P., its General Partner

By Crg PARTNERS III GP LLC, its General Partner

By /s/ Nathan Hukill

Name: Nathan Hukill

Title: Authorized Signatory

Crg PARTNERS III – PARALLEL FUND “a” L.P.

By Crg PARTNERS III – PARALLEL FUND “A” GP L.P., its General Partner

By Crg PARTNERS III GP LLC, its General Partner

By /s/ Nathan Hukill

Name: Nathan Hukill

Title: Authorized Signatory

Crg PARTNERS III – parallel fund “B” (cayman) L.P.

By Crg PARTNERS III (Cayman) GP L.P., its General Partner

By Crg PARTNERS III GP LLC, its General Partner

By /s/ Nathan Hukill

Name: Nathan Hukill

Title: Authorized Signatory

WITNESS:   /s/ Nicole Nesson

Name: Nicole Nesson

CRG PARTNERS III (CAYMAN) LEV AIV I L.P.

By: CRG PARTNERS III (CAYMAN) GP L.P., its General Partner

By: CRG PARTNERS III (CAYMAN) GP LLC, its General Partner

By: /s/ Nathan Hukill

Name: Nathan Hukill

Title: Authorized Signatory

WITNESS:   /s/ Nicole Nesson

Name: Nicole Nesson

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this letter agreement.

Viveve medical, inc.

By: /s/ Scott Durbin

Name: Scott Durbin

Title: Chief Executive Officer